UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2026

Commission File No. 000-55000

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

florida	45-4267181
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8950 SW 74th CT

Suite 1401

Miami, FL 33156, USA

(Address of principal executive offices, zip code)

(305) 724-5684

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2026, Ernesto L. Flores notified Earth Science Tech, Inc., a Florida corporation (the “Company”), of his resignation as Chief Financial Officer of the Company and as a member of the Company’s Board of Directors (the “Board”), effective October 25, 2026. At the time of his resignation, Mr. Flores served as a member of the Board’s Compensation Committee.

Mr. Flores’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Flores for his service.

Mr. Flores has advised the Company that, following his resignation, he will remain available as a consultant to assist with completing the independent auditor’s review of, and the filing of, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Effective October 25, 2026, Giorgio R. Saumat, the Company’s Chief Executive Officer, will serve as the Company’s principal financial officer and principal accounting officer on an interim basis until a successor is appointed.

A copy of Mr. Flores’s resignation letter is attached hereto as Exhibit 17.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description
17.1	Resignation letter of Ernesto L. Flores, dated October 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 26, 2026	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat

	Its:	CEO and Chairman of the Board